Exhibit 10.17

SCHNEIDER NATIONAL, INC.

RESTRICTED SHARE

AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”), dated as of [            ] (the “Date of Grant”), is made by and between Schneider National, Inc., a Wisconsin corporation (the “Company”), and [            ] (the “Participant”).

WHEREAS, the Company has adopted the Schneider National, Inc. 2017 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), pursuant to which Restricted Shares may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the Restricted Shares provided for herein to the Participant, subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.    Grant of Restricted Shares.

(a)    Grant. The Company hereby grants to the Participant a total of [            ] Restricted Shares, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. A Restricted Share is a Class B share of the Company’s common stock, no par value per share (“Share”), subject to the transfer restrictions, forfeiture provisions and other terms and conditions specified herein.

(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the Restricted Shares are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the Restricted Shares.

2.    Vesting. The Restricted Shares shall become vested in 25% cumulative installments on each of the first four anniversaries of [            ] (each, a “Vesting Date”); provided that the Participant remains continuously employed in active service by the Company or one of its Affiliates from the Date of Grant through such Vesting Date.

3.    Tax Withholding. Vesting or transfer of the Restricted Shares shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Company, tax withholding shall be at the applicable minimum statutory rate. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Restricted Shares or otherwise the amount of any required withholding taxes in respect of the Restricted Shares, the vesting or transfer of the Restricted Shares or under the Plan, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to satisfy, in whole or in part, the tax obligations by authorizing the Company to withhold a number of Restricted Shares that would otherwise vest, with a Fair Market Value equal to such withholding liability. The Participant may make and file with the Internal Revenue Service an election under Section 83(b) of the Code within 30 days following the Date of Grant, electing to include in the Participant’s gross income as of the Date of Grant the Fair Market Value of the Restricted Shares as of such date. The Participant shall promptly provide a copy of such election to the Company.

4.    Termination of Employment; Retirement Eligibility.

(a)    Termination of Employment due to Death or Disability. If, on or prior to an applicable Vesting Date, the Participant’s employment with the Company and its Affiliates is terminated (1) by the Company or one of its Affiliates due to the Participant’s Disability, or (2) due to the Participant’s death, then the Restricted Shares, to the extent unvested, shall become fully vested as of the date of termination of employment. For the avoidance of doubt, this Section 4(a) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s employment for any reason (including Retirement).

(b)    Retirement. If, on or prior to an applicable Vesting Date, the Participant becomes eligible for Retirement by satisfying the applicable age and service requirements, then to the extent the value of the Restricted Shares as of such date becomes subject to any applicable U.S. Federal, state, local or other tax withholding obligations, (i) the Participant shall satisfy such tax withholding obligations by either, at the Participant’s election, (x) providing payment in cash, check, cash equivalent or (y) authorizing the Company to withhold a number of Restricted Shares with a Fair Market Value equal to such withholding liability and (ii) the number of Restricted Shares granted hereunder, subtracted by the number of Restricted Shares used to satisfy such withholding liability (if any) (the “Net Restricted Shares”) shall be withheld by the Company and shall remain subject to the transfer restrictions set forth in Section 10(a) and the Plan until such date that the Restricted Shares would have otherwise vested in accordance with Section 2 (without regard to the Participant’s employment status). For purposes of clause (ii) of the preceding sentence, the percentage of the Net Restricted Shares that shall vest on each Vesting Date following the Participant’s Retirement eligibility shall be determined pro rata.

(c)    Other Termination of Employment. If, prior to the final Vesting Date, the Participant’s employment with the Company and its Affiliates terminates for any reason other than as set forth in Sections 4(a) or 4(b) above (including any termination of employment by the Participant for any reason other than Retirement, or by the Company with or without Cause), then all unvested Restricted Shares shall be forfeited immediately and the Participant shall not be entitled to receive any consideration with respect thereto.

5.    Change in Control.

(a)    In the event of a Change of Control in which no provision is made for assumption or substitution of the Restricted Shares granted hereby in the manner contemplated by Section 8(a) of the Plan, the Restricted Shares, to the extent then unvested, shall automatically be deemed vested as of immediately prior to such Change of Control.

(b)    If a Change of Control occurs in which the acquirer assumes or substitutes the Restricted Shares granted hereby in the manner contemplated by Section 8(b) of the Plan, and within the 24-month period following such Change in Control, the Participant’s employment with the Company and its Affiliates is terminated (i) by the Company or one of its Affiliates without Cause (other than due to death or Disability) or (ii) by the Participant for Good Reason (defined below), then the Restricted Shares, to the extent unvested, shall become fully vested as of the date of termination of employment.

(c)    For purposes of this Agreement only, “Good Reason” means (i) a material decrease in the Participant’s total annual compensation opportunity (calculated as the sum of such Participant’s annual base salary plus target annual bonus) or (ii) a relocation of the principal place of the Participant’s work location to a location that increases the Participant’s one-way commute by at least 50 miles. Notwithstanding anything herein to the contrary, Good Reason shall not occur unless and until (A) the Participant delivers written notice delivered to the General Counsel of the Company within 60 days following the initial existence of the circumstances giving rise to Good Reason, (B) 30 days have elapsed from the date the Company receives such notice from the Participant without the Company curing or causing to be cured the circumstances giving rise to Good Reason, and (C) the Participant’s effective date of resignation is no later than 10 days following the Company’s failure to cure.

6.    Restrictive Covenants.

(a)    Restrictive Covenant Agreements. Without the prior consent of the Committee, which may be granted or withheld in the Committee’s absolute discretion, during the term of the Participant’s employment with the Company and thereafter according to their respective provisions, the Participant hereby agrees that he or she shall be bound by, and shall comply with, (i) the Key Employee Non-Compete and No-Solicitation Agreement and (ii) the Confidentiality Agreement, each in the form provided by the Company (collectively, the “Restrictive Covenant Agreements”), and (iii) all other agreements the Participant has executed during the course of employment with the Company and its Affiliates as in effect from time to time.

(b)    Forfeiture; Other Relief. In the event of a material breach by the Participant of any Restrictive Covenant Agreement, then in addition to any other remedy which may be available at law or in equity, the Restricted Shares shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that any of the Participant’s Restricted Shares have vested within the three (3) year period immediately preceding such breach, the Participant will forfeit such Shares without consideration and be required to forfeit any compensation, gain or other value realized thereafter on the sale or other transfer of such Shares, and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such Restrictive Covenant Agreement to the full extent of law and equity. The Participant acknowledges and agrees that irreparable injury will result to the Company and its goodwill if the Participant breaches any of the terms of the Restrictive Covenant Agreements, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Participant hereby agrees that, in the event of a breach of any of the terms of the Restrictive Covenant Agreements, in addition to any other remedy that may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

(c)    Severability; Blue Pencil. The invalidity or nonenforceability of any provision of this Section 6 or any of the terms of the Restrictive Covenant Agreements in any respect shall not affect the validity or enforceability of the other provisions of this Section 6 or any of the terms of the Restrictive Covenant Agreements in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 6 or any of the terms of the Restrictive Covenant Agreements shall be held invalid, illegal or unenforceable (whether in whole or in part) by a court of competent jurisdiction, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions (and part of such provision, as the case may be) shall not be affected thereby; provided, however, that if any provision of the Restrictive Covenant Agreements is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

7.    Rights as a Shareholder. The Participant shall be the record owner of the Restricted Shares, and as record owner shall be entitled to all rights of a common shareholder of the Company, including the right to vote the Restricted Shares and receive dividends thereon; provided, that any dividends with respect to a Restricted Share shall be accumulated and withheld by the Company until the Restricted Share vests, and if the Restricted Share fails to vest, the Participant’s rights to any accumulated and withheld dividends thereupon shall terminate automatically. As soon as practicable following vesting of the Restricted Shares, the Company shall deliver to the Participant evidence of ownership in book entry form of the number of Shares which have vested as of such date, set forth opposite such date, subject to compliance with applicable laws.

8.    Compliance with Legal Requirements. The granting and vesting of the Restricted Shares, and any other obligations of the Company under this Agreement, shall be subject to all applicable Federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Restricted Shares as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law in exercising his or her rights under this Agreement.

9.    Clawback. The Restricted Shares (whether vested or unvested) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided that such requirement is in effect at the relevant time, and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted, or if so required pursuant to a written policy adopted by the Company.

10.    Miscellaneous.

(a)    Transferability. The Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan. Any attempted Transfer of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Shares, shall be null and void and without effect.

(b)    Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Section 409A. The Restricted Shares are intended to be exempt from Section 409A of the Code and shall be interpreted accordingly.

(e)    Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)    if to the Company, to:

Schneider National, Inc.

3101 Packerland Drive

Green Bay, WI 54313

Facsimile: (            )         -

Attention: General Counsel

(ii)    if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(f)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h)    Fractional Shares. In lieu of issuing a fraction of a Share resulting from an adjustment of the Restricted Shares pursuant to Section 4(b) of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(i)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 10(i).

(j)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k)    Entire Agreement. This Agreement, the Plan and the Restrictive Covenant Agreements contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(l)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Wisconsin.

(m)    Consent to Jurisdiction; Waiver of Jury Trial. The Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in the United States District Court for the Eastern District of Wisconsin, or if that court is unable to exercise jurisdiction for any reason, the Circuit Court of the State of Wisconsin, Brown County, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(n)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(o)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

SCHNEIDER NATIONAL, INC.

By:
Name:
Title:

[Participant Name]